UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
April 18, 2002

US Airways Group, Inc.
(Commission file number: 1-8444)

and

US Airways, Inc.
(Commission file number: 1-8442)

(Exact names of registrants as specified in their charters)

                   Delaware                              US Airways Group, Inc. 54-1194634
          (State of incorporation                   US Airways, Inc.            53-0218143
            of both registrants)                      (I.R.S. Employer Identification Nos.)

US Airways Group, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

US Airways, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

Item 5.      Other Events

     On April 18, 2002, US Airways, Inc. issued a news release (see exhibit 99 below).

Item 7.      Financial Statements and Exhibits

(c)   Exhibit

Designation                                                 Description
------------                                                  -----------

     99            News release dated April 18, 2002 of US Airways, Inc.

                                                                                SIGNATURES
                                                                                --------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                                                               US Airways Group, Inc. (REGISTRANT)

Date: April 19, 2002                                             By:     /s/ Anita P. Beier
                                                                                 Anita P. Beier
                                                                                 Vice President and Controller
                                                                                 (Chief Accounting Officer)

                                                                               US Airways, Inc. (REGISTRANT)

Date: April 19, 2002                                             By:     /s/ Anita P. Beier
                                                                                 Anita P. Beier
                                                                                 Vice President and Controller
                                                                                 (Chief Accounting Officer)

(this space intentionally left blank)

Exhibit 99

US AIRWAYS, ALPA REACH AGREEMENT ON REGIONAL JETS

            ARLINGTON, Va., April 18, 2002 -- US Airways and the Air Line Pilots Association, International reached a final agreement today that would increase the number of regional jets the company can operate within its US Airways Express network from 70 to 140. The additional aircraft may have up to 50 seats.

            "This is a critical first step in helping US Airways strengthen its competitive position on the East Coast," said US Airways President and CEO David Siegel. "My congratulations to the negotiators for their efforts in reaching this important milestone."

             "The agreement addresses both the pilots' and the company's needs," said Captain Chris Beebe, chairman of the US Airways unit of the Air Line Pilots Association's Master Executive Council. "ALPA and Company negotiators worked effectively together and produced an agreement that resulted in unanimous approval by the US Airways' pilots' ALPA leadership."

NUMBER: 4272